UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Nashville Flex Portfolio

On October 25, 2007, KBS Real Estate Investment Trust, Inc. (the “Company”) entered into a purchase and sale agreement with FirstCal Industrial 2 Acquisition, LLC to acquire a portfolio of six distribution and office/flex properties containing approximately 551,184 rentable square feet located in Nashville, Tennessee (the “Nashville Flex Portfolio”). Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the portfolio only after satisfactory completion of agreed-upon closing conditions. The seller is not affiliated with the Company or the Company’s advisor, KBS Capital Advisors LLC (the “Advisor”).

The purchase price of the Nashville Flex Portfolio is $53.5 million plus closing costs. The Company would fund the purchase of the Nashville Flex Portfolio with proceeds from a loan from an unaffiliated lender and with proceeds from the Company’s ongoing initial public offering. The Nashville Flex Portfolio is composed of six properties containing 551,184 rentable square feet. The Nashville Flex Portfolio’s primary tenants include CVS Caremark (29%) and Mercantile Properties, Inc. (10%). CVS Caremark is an integrated pharmacy services provider, combining pharmaceutical service companies with one of the country’s largest pharmacy chains. Mercantile Properties, Inc. is a subsidiary of Dillard’s, one of the nation’s largest fashion apparel and home furnishings retailers.

The following table sets forth certain information with respect to the properties.

Property	City/State	Rentable Square Feet	Year Built	Primary Tenant	% Leased
Royal Parkway Center I	Nashville, TN	72,384	1990	Southwestern Telecom & GSA	100%
Royal Parkway Center II	Nashville, TN	75,000	1990	Mercantile Properties, Inc. (Dillard’s)	100%
Greenbriar	Nashville, TN	135,355	1986	Caterpillar	93%
Cumberland Business Center	Nashville, TN	166,137	1998	CVS/Caremark	97%
Riverview Business Center I	Nashville, TN	42,015	2000	Quest Diagnostics	100%
Riverview Business Center II	Nashville, TN	60,293	2001	Metropolitan Government of Nashville	94%

		551,184			97%

The current aggregate annual base rent for the tenants of the Nashville Flex Portfolio is approximately $4.5 million. As of October 2007, the current weighted-average remaining lease term for the current tenants of the Nashville Flex Portfolio is approximately 3.4 years.

The Company does not intend to make significant renovations or improvements to the Nashville Flex Portfolio. There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, the Company may forfeit $6.0 million of earnest money.

Investment in San Diego Office Portfolio B-Note and in Petra Subordinated Debt

The information required by Item 1.01 with respect to the Company’s investments in a B-Note and the senior subordinated debt of a private real estate investment trust is included in Item 2.01 below and is incorporated by reference herein.

1

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Investment in San Diego Office Portfolio B-Note

On October 26, 2007, the Company, through an indirect wholly owned subsidiary, KBS Debt Holdings, LLC, purchased a promissory note with an original and current principal balance of $20.0 million (the “San Diego Office Portfolio B-Note”) from MW-1-2002, LLC, which is not affiliated with the Company or the Advisor. The Company paid $13.4 million for the San Diego Office Portfolio B-Note. The Company funded the acquisition with proceeds from its ongoing initial public offering.

The borrower under the San Diego Office Portfolio B-Note is UTC Properties LLC, a Delaware limited liability company (the “Borrower”). The Borrower is an affiliate of The Irvine Company, which is a 140-year old privately held real estate investment company with a portfolio of more than 500 properties in Southern California. Neither the Company nor the Advisor is affiliated with the Borrower or The Irvine Company. The San Diego Office Portfolio B-Note bears interest at a fixed rate of 5.775% and has an initial maturity date of October 11, 2017. Prior to maturity, the Borrower under the San Diego Office Portfolio B-Note is required to make monthly interest-only payments, with the outstanding principal balance being due at maturity. The Borrower used the proceeds from the San Diego Office Portfolio B-Note and other senior financing to acquire six office buildings and one restaurant located in the San Diego, California area, which secure the San Diego Office Portfolio B-Note. The office buildings collectively contain approximately 372,000 square feet of space and the restaurant is approximately 9,000 square feet. None of the properties have been damaged by the recent wild fires in the San Diego area.

The San Diego Office Portfolio B-Note cannot be prepaid until April 11, 2009. If the Borrower prepays the San Diego Office Portfolio B-Note between April 11, 2009 and April 11, 2017, a formula-based prepayment premium of at least one percent of the principal amount being prepaid would be due along with accrued interest to and including the prepayment date and the outstanding principal balance. On and after April 11, 2017, the San Diego Office Portfolio B-Note can be prepaid without a prepayment premium. Under certain conditions, the San Diego Office Portfolio B-Note may be defeased by the borrower prior to the maturity date. Notwithstanding the above, the San Diego Office Portfolio B-Note cannot be prepaid or defeased at any time unless the A-Note, as defined below, is simultaneously prepaid or defeased, as applicable.

The San Diego Office Portfolio B-Note is junior to a $137.0 million promissory note secured by the same seven properties described above (the “A-Note”). The A-Note has the same October 11, 2007 maturity date as the San Diego Office Portfolio B-Note. Pursuant to an intercreditor agreement, the Company’s right to payment under the San Diego Office Portfolio B-Note is subordinate to the right to payment of the lender under the A-Note. The intercreditor agreement provides that the holder of the A-Note generally has sole and exclusive authority with respect to the exercise of rights and remedies under the A-Note and B-Note, including, without limitation, declaring or waiving events of default. The intercreditor agreement requires the holder of the A-Note to consult the Company as holder of the San Diego Office Portfolio B-Note before certain remedies are exercised, and in some cases, requires the approval of the Company with respect to such remedy.

Investment in Petra Subordinated Debt

On October 26, 2007, the Company, through an indirect wholly owned subsidiary, KBS Preferred Holding I, LLC, made an investment in senior subordinated debt of Petra Fund REIT Corp., a Maryland corporation that intends to elect to be taxed as a real estate investment trust (“Petra”). Petra is a subsidiary of Petra Offshore Fund L.P., a private real estate fund organized as a Cayman Islands Exempted Limited Partnership. Neither the Company nor the Advisor is affiliated with Petra Fund REIT Corp. or Petra Offshore Fund L.P. Petra invests primarily in a diversified portfolio of high-yield and structured assets secured by commercial and residential real estate. Petra utilizes borrowings and hedging structures, including derivatives and borrowings under issuances of collateralized debt obligations.

The Company made its investment in the form of two $25 million loans to Petra (the “Tranche A Loan” and the “Tranche B Loan,” respectively) and the Company has the option at its discretion to make an additional $25 million loan to Petra (the “Tranche C Loan”). The loans bear interest at a rate of 11.5% per annum. Monthly installments on the loans are interest only with the principal amount being due at maturity, assuming no prior principal prepayment. The maturity dates of the loans are 18 months from origination for the Tranche A Loan, 24 months from origination for the Tranche B Loan and 24 months from origination for the Tranche C Loan. Each loan is prepayable. If Petra prepays any of the loans, a formula-based prepayment premium of at least one-half percent of the principal amount being prepaid would be due along with the payment of accrued interest and the outstanding principal balance.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated:	October 31, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer